EXHIBIT 99.2

SSP SOLUTIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of SSP Solutions, Inc. (“Company”) hereby constitutes and appoints Kris Shah and Marvin J. Winkler, and either of them individually, with the power to appoint his substitution, as attorney, agent and proxy, to appear, attend and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the special meeting of stockholders of the Company to be held at [Time] local time, at [Place][Address], on [Day of Week], [Month][Day], 2004, and at any adjournments and postponements thereof, upon the proposals listed on the reverse side and in the discretion of the proxy holder on such other business as may properly come before the meeting, or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

i

SPECIAL MEETING OF STOCKHOLDERS OF

SSP SOLUTIONS, INC.

[MONTH][DAY], 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of March 22, 2004, by and among SAFLINK Corporation, Spartan Acquisition Corporation, a wholly owned subsidiary of SAFLINK, and SSP Solutions, Inc., and to approve the transactions contemplated thereby, pursuant to which each share of SSP common stock outstanding at the effective time of the merger will be converted into the right to receive 0.6 shares of SAFLINK common stock and SSP will become a wholly owned subsidiary of SAFLINK.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	To approve any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of the foregoing proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED ABOVE AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS.

To change the address on your account, please check the box at right and ☐ indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:

Signature of Stockholder	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.